Exhibit 1.1

Dole plc

Ordinary Shares

Underwriting Agreement

, 2021

Goldman Sachs & Co. LLC

Deutsche Bank Securities Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Dole plc, an Irish public limited company (“New Dole” or the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] ordinary shares, par value $0.01 (the “Ordinary Shares”) and, at the election of the Underwriters, up to [●] additional Ordinary Shares of the Company and the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated in this this Agreement, to sell to the Underwriters an aggregate of [●] Ordinary Shares and, at the election of the Underwriters, up to [●] additional Ordinary Shares. The aggregate of [●] Ordinary Shares to be issued by the Company and sold by the Selling Shareholders is herein called the “Firm Shares” and the aggregate of [●] additional Ordinary Shares to be issued by the Company and sold by the Selling Shareholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to subscribe for and purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

On February 16, 2021, Total Produce plc (“Total Produce”), Dole Food Company, Inc. (“Old Dole” and for purposes of Section 1 only, each of Old Dole, Total Produce and New Dole and their respective subsidiaries, the “Dole Parties”) agreed to combine under a newly created, Irish incorporated company (the “Transaction”) pursuant to that certain transaction agreement (the “Transaction Agreement”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F–1 (File No. 333-257621) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [●]: [●] [a][p]m (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing

Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information

(vi) None of the Dole Parties have, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Dole Parties, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Dole Parties, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries, in each case otherwise than as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Dole Parties, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, including the Transaction;

(vii) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Dole Parties have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Dole Parties or as permitted under the debt facilities or agreements of the Dole Parties; and any real property and buildings held under lease by the Dole Parties are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Dole Parties ;

(viii) Each of the Company, Old Dole and Total Produce has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(ix) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company’s, Old Dole’s and Total Produce’s subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each subsidiary of the Company has been listed in the Registration Statement;

(x) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus;

(xi) The Shares to be issued by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xii) The issue of the Shares by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Dole Parties is a party or by which any Dole Party is bound or to which any of the property or assets of the Dole Parties is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any of the Dole Parties, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Dole Parties or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be issued by the Company and the issue of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xiii) None of the Dole Parties is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), except, in the case of the Company’s subsidiaries (other than the Company’s significant subsidiaries as defined within the meaning of Rule 405 of the Act), for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Anticipated Material Irish Tax Consequences to Non-Irish Holders of Our Securities”, and under the caption “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) The Dole Parties and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the relevant Dole Party), and no tax deficiency has been determined adversely to any of the Dole Parties or their respective subsidiaries which, individually or in the aggregate, has had (nor do the Dole Parties or any of their subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to such Dole Party or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xvi) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Dole Parties or, to the Company’s, Total Produce’s or Old Dole’s respective knowledge, any officer or director of the Company, Total Produce or Old Dole is a party or of which any property or assets of the Dole Parties or, to the Company’s, Total Produce’s or Old Dole’s respective knowledge, any officer or director of the Company, Total Produce or Old Dole is the subject which, if determined adversely to the Company, Total Produce or Old Dole (or such officer or director), would individually or in the aggregate have a Material Adverse

Effect; and, to the Company’s, Total Produce’s or Old Dole’s respective knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xvii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xix) KPMG, who have certified certain financial statements of Total Produce and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and Deloitte & Touche LLP, who have certified certain financial statements of Old Dole and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xx) The Company will maintain at the Time of Delivery, a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) will comply with the requirements of the Exchange Act and will be designed by the principal executive officer and principal financial officer of the Company, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) will be sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action will be taken with respect to any differences; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in the internal control over financial reporting of the Dole Parties;

(xxi) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the internal control over financial reporting of the Total Produce and Old Dole that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of Total Produce and Old Dole, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been (1) no material weakness in each of Total Produce’s and Old Dole’s internal control over financial reporting and (2) no change in each of Total Produce’s and Old Dole’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, in each of Total Produce’s and Old Dole’s internal control over financial reporting;

(xxii) Each of (i) Total Produce and Old Dole maintain and (ii) New Dole will maintain at the Time of Delivery disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that will comply with the requirements of the Exchange Act and that have been designed to ensure that material information relating to the Dole Parties is made known to the principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are or will be effective;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv) None of the Dole Parties nor, to the respective knowledge of the Company, Total Produce or Old Dole, any director, officer or employee of any of the Dole Parties or agent, affiliate or other person associated with or acting on behalf of any of the Dole Parties has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Dole Parties have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; none of the Dole Parties will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxv) The operations of the Dole Parties are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Dole Parties conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Dole Parties with respect to the Money Laundering Laws is pending or, to the respective knowledge of the Company, Total Produce or Old Dole, threatened;

(xxvi) None of the Dole Parties, nor, to the respective knowledge of the Company, Total Produce or Old Dole, any director, officer or employee of the Dole Parties or any agent, affiliate or other person associated with or acting on behalf of any of the Dole Parties is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; None of the Dole Parties is engaged in, or has, at any time in the past five years, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Dole Parties have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxvii) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the applicable Dole Parties at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the applicable Dole Parties for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxviii) The Dole Parties (i) own or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others, other than, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect;

(xxix) The Dole Parties’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) (i) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Dole Parties as currently conducted, (ii) have not materially malfunctioned or failed, and (iii) to the knowledge of the Dole Parties are, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, back doors, drop dead devices, malware and other corruptants, including software or hardware components that are designed to interrupt use of, permit unauthorized access to or disable, damage or erase the

IT Systems and data; the Dole Parties have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards consistent with applicable regulatory standards and customary industry practices (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used, gathered or accessed in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same which would, individually or in the aggregate, have a Material Adverse Effect; the Dole Parties have complied and are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse; the Dole Parties have implemented reasonable backup and disaster recovery technology consistent with applicable regulatory standards and customary industry practices;

(xxx) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxxi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent any such provision is applicable;

(xxxiii) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxiv) Each of the Dole Parties have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. None of the Dole Parties has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(xxxv) The Dole Parties , taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law, and all such insurance is in full force and effect. The Company has no reason to believe that any of the Dole Parties will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxvi) No stamp, transfer, registration, issuance, documentary or similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in Ireland, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Shares in the manner contemplated by this Agreement and the Pricing Prospectus or (iii) other than as set forth in the Pricing Prospectus, the initial resale by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package;

(xxxvii) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Ireland, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Ireland, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 19 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xxxv) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Ireland, without reconsideration or reexamination of the merits;

(xxxviii) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Ireland and will be honored by the courts of Ireland, subject to the restrictions described under the caption “Enforceability of civil liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Sections 18, 19 and 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(xxxix) The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Ireland law or public policy;

(xl) After reasonable inquiry, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended 2020, and does not expect to be a “passive foreign investment company” in the current year or the reasonably foreseeable future;

(xli) Except as set forth or contemplated in the Pricing Prospectus, no approvals are currently required in Ireland in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Ireland and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Ireland, and, except as set forth or contemplated in the Pricing Prospectus, no such payments made to the holders thereof who are non-residents of Ireland will be subject to income, withholding or other taxes under current laws and regulations of Ireland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision or taxing authority thereof or therein;

(xlii) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document on or before the dated hereof;

(xliii) Any holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Ireland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(xliv) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and

(xlv) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) none of the Dole Parties is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Dole Parties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against any of the Dole Parties and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Dole Parties relating to Hazardous Materials or any Environmental Laws.

(b) Each of the Selling Shareholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, By laws or Partnership Agreement, as the case may be, (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, in each case, except as would not, individually or in the aggregate, reasonably be expected to interfere with such Selling Shareholder’s ability to consummate the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except for consents, approvals, authorizations, orders, registrations, and qualifications that have already been obtained, the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto.

(v) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi) [Reserved];

(vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii) Such Selling Shareholder will not directly or, to its knowledge, indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions, or in any Sanctioned Jurisdiction in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any Anti-Corruption Laws; and

(ix) Such Selling Shareholder is not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and each of the Selling Shareholders agrees to sell, severally and not jointly, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to subscribe for Shares from the Company and to purchase from each of the Selling Shareholders, at a subscription or purchase price per share of $ [•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be issued by the Company and sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be subscribed for or purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be subscribed for by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to subscribe for or purchase Optional Shares as provided below, the Company agrees to issue and the Selling Shareholders agree to sell, as and to the extent indicated in Schedule II, severally and not jointly, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to subscribe for the Optional Shares from the Company and to purchase from each of the Selling Shareholders, at the subscription or purchase price per share set forth in clause (a) of this Section 2 (provided that the subscription or purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to subscribe for or purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to subscribe for or purchase hereunder.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus subject always to your compliance with the public offer selling restrictions described in “Underwriting” in the Registration Statement.

4. (a) The Shares to be subscribed for or purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the subscription price or purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Selling Shareholders to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on ............., 2021 or such other time and date as the Representatives, the Company and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to subscribe for or purchase such Optional Shares, or such other time and date as the Representative, and the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof will be delivered at the offices of Latham & Watkins LLP: 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at ........ p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) and Rule 430A under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation (where not otherwise required), to file a general consent to service of process in any jurisdiction (where not otherwise required) or to pay taxes in any jurisdiction (where not otherwise required), or (ii) do anything to facilitate a public offer of securities in contravention of the selling restrictions described in “Underwriting” in the Registration Statement;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or issued pursuant to the Dole plc 2021 Omnibus Incentive Compensation Plan existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC. Notwithstanding the foregoing, the Company shall be permitted to file the registration statement contemplated by that certain Registration Rights Agreement, to be entered into by and among the Company and the selling shareholder upon the consummation of the offering contemplated hereby, provided that (i) Goldman Sachs & Co. LLC shall receive notice at least two business days prior to the filing of any such registration statement and (ii) the securities registered on such registration statement may not be transferred until after the expiration of the Lock-Up Period, which shall be disclosed in such registration statement.

(ii) If Goldman Sachs & Co. LLC, in its sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(iv) or Section 8(n) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of five years from the effective date of the Registration Statement, if the Company is no longer subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q (if applicable), Form 20-F or Form 10-K as may be required by Rule 463 under the Act; and

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a)The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, subscription, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, not to exceed $10,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares, not to exceed $30,000; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (c) each of the Selling Shareholders, severally and not jointly, will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder and (ii) all expenses and Stamp Taxes (including any penalties and interest with respect thereto, save for any interest or penalties which arise as a result of an unreasonable delay by the Underwriters to account for any such tax to a relevant tax authority after it has been reimbursed hereunder) imposed under the laws and regulations of Ireland or any other jurisdiction or by any political subdivision or taxing authority thereof incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and issuance of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Arthur Cox, Irish counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) [Reserved.]

(f) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you;

(g) On the date of the Prospectus and at each Time of Delivery, KPMG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) On the date of the Prospectus and at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, and except as otherwise set forth in or contemplated in the Registration Statement, Pricing Prospectus and the Prospectus, there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(m) The Shares to be issued or sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(n) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and shareholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto; and

(o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of an officer of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any (i) losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any reasonable and documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim promptly after such expenses are invoiced; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information and (ii)

Stamp Taxes imposed under the laws and regulations of Ireland or any other jurisdiction or by any political subdivision or taxing authority thereof or therein, including any interest and penalties with respect thereto (save for any interest or penalties which arise as a result of an unreasonable delay by the Underwriters to account for any such tax to a relevant tax authority after it has been reimbursed by the Company or any Selling Shareholder hereunder), on the sale of the Shares by the Company to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company under this Section 9(a) shall be made without withholding or deduction for or on account of any present or future Ireland taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received by the Underwriters or their affiliates, as applicable, after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(b) Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any (i) losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any reasonable and documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Shares sold by such Selling Shareholder hereunder; provided further, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information and (ii) Stamp Taxes imposed under the laws and regulations of Ireland or any other jurisdiction or by any political subdivision or taxing authority thereof, including any interest and penalties with respect thereto (save for any interest or penalties which arise as a result of an unreasonable delay by the Underwriters to account for any such tax to a relevant tax authority after it has been reimbursed by the Company or any Selling Shareholder hereunder), on the sale of the Shares by such Selling Shareholder to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by any Selling Shareholder under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received by the Underwriters (or their affiliates, as applicable) after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [ ] paragraph under the caption “Underwriting”[, and the information contained in the [ ] paragraph under the caption “Underwriting”].

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

(g) The Company and each Selling Shareholder agree to indemnify each Underwriter, each employee, officer and director of each Underwriter. and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

10. (a) If any Underwriter shall default in its obligation to subscribe for or purchase the Shares that it has agreed to subscribe for or purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to subscribe for or purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the subscription or purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to subscribe for or purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the subscription or purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the subscription or purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the issue or purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remain unissued or unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be issued or purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to issue or purchase the number of Shares which such Underwriter agreed to issue or purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to subscribe for or purchase its pro rata share (based on the number of Shares which such Underwriter agreed to issue or purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the issue or purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remain unissued or unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be issued or purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to issue or purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to issue or purchase and of the Company to issue and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, or the Underwriters decline to subscribe for or purchase the Shares for any reason permitted under this Agreement, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be issued by the Company and sold by such Selling Shareholder hereunder), with the number of Shares to be sold by                  and                  to be included, for purposes of this Section, in the number of Shares to be issued by the Company, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the issuance or sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman Sachs & Co. LLC and Deutsche Bank Securities Inc. on behalf of you as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, Attention: General Counsel, Fax: (646) 374-1071; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(n) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room and Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, Attention: General Counsel, Fax: (646) 374-1071. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof; provided, however, that the Company and each Selling Shareholder acknowledges and agrees that nothing in Section 7 of this Agreement is intended to conflict with, or supersede, the provisions of the expense reimbursement agreement, dated as of [●] by and among [the Company] and [each Selling Shareholder]

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts.

19. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Ireland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

20. Each of the Company and each Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and each Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each Selling Shareholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder], as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Shareholder, as applicable, is subject by a suit upon such judgment. The Company and each Selling Shareholder irrevocably appoint [______], located [    ], New York, New York [    ], as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. Each of the Company and each Selling Shareholder hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

21. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state and non-U.S. income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Dole plc

By:
Name:
Title:

Castle & Cooke Holdings, Inc.

By:
Name:
Title:

The Murdock Group, LLC

By:
Name:
Title:

Accepted as of the date hereof

in New York, New York

Goldman Sachs & Co. LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

By:	/S/ Lindsay Drucker Mann
Name: Lindsay Drucker Mann
Title: Managing Director, Goldman Sachs Investment Banking

Deutsche Bank Securities Inc.

By:	/S/ Ben Selinger
Name: Ben Selinger
Title: Director

By:	/S/ Richard Grellier
Name: Richard Grellier
Title: Managing Director

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Subscribed/Purchased	Number of Optional Shares to be Subscribed/Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
Deutsche Bank Securities Inc.
J&E Davy
BofA Securities, Inc.
BMO Capital Markets Corp.
Rabo Securities USA, Inc.
Stephens Inc.
Total

SCHEDULE II

	Total Number of Firm Shares to be Issued/Sold	Number of Optional Shares to be Issued/Sold if Maximum Option Exercised
The Company
The Selling Shareholder(s):
Castle & Cooke Holdings, Inc.[1]
The Murdock Group, LLC

Total

1 Paul Hastings team – can you please provide contact details? Don’t need to include in the version we file on Monday but will need for pricing

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic Roadshow dated [    ]]

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[ 🌑 ].

The number of Shares purchased by the Underwriters is [ 🌑 ].

[Add any other pricing disclosure.]

(d)	Written Testing-the-Waters Communications

Investor Presentation dated [                ]

SCHEDULE IV

Name of Shareholder	Address

• Carl McCann

• Rory Byrne

• Johan Lindén

• Frank Davis

• Timothy M. George

• Imelda Hurley

• Rose Hynes

• Michael Meghen

• Helen Nolan

• Jimmy Tolan

• Kevin Toland

• Balkan Investment Company and related parties (including Arnsberg Investment Company)2

• Dolicious Corporation

• The Murdock Group, LLC

• Castle & Cooke Holdings, Inc.

[2]	These are the McCann Family entities.

ANNEX I

FORM OF LOCK-UP AGREEMENT

[To be provided separately.]

ANNEX II

FORM OF PRESS RELEASE

[Dole plc]

[Date]

Dole plc announced today that Goldman Sachs & Co. LLC, a lead book-running manager in the recent public sale of [ 🌑 ] shares of the Company’s common stock, is [waiving][releasing] a lock-up restriction with respect to [ 🌑 ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [ 🌑 ], 2021, and the shares may be issued on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or issued in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.